                               SECURITY AGREEMENT

      This SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Security Agreement"), dated as of July 6, 2000, is made by ADVANCED SEMICONDUCTOR MATERIALS (NETHERLANDS ANTILLES) N.V., a company duly organized and existing under the laws of the Netherlands Antilles (the "Grantor"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, a bank organized and validly existing under the laws of Canada, acting through its New York agency (the "Lender").


                              W I T N E S S E T H :

      WHEREAS, pursuant to a Credit Agreement, dated as of July 6, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among ASM International N.V., a company duly organized and existing under the laws of the Netherlands (the "Borrower"), the Grantor, as a Guarantor, and the Lender, the Lender has extended Commitments to make Loans to the Borrower;

      WHEREAS, Section 6 of the Credit Agreement provides, in relevant part, that the Grantor is required to guarantee the payment obligations of the Borrower thereunder;

      WHEREAS, Section 7.01(j)(i) of the Credit Agreement provides, in relevant part, that the Grantor is required to execute and deliver this Security Agreement;

      WHEREAS, the Grantor has duly authorized the execution, delivery and performance of its Guarantee and this Security Agreement; and

      WHEREAS, it is in the best interests of the Grantor to execute this Security Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Loans made to the Borrower by the Lender pursuant to the Credit Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make Loans to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Lender, as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Borrower" is defined in the first recital.

      "Collateral" is defined in Section 2.1.

      "Common Stock" has the meaning set forth in the Financing Agreement.

      "Control Agreement" means an agreement in form and substance satisfactory to the Lender which provides for the Lender to have "control" (as defined in Section 8-106 of the U.C.C.) as such term relates to Securities.

      "Credit Agreement" is defined in the first recital.

      "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Securities constituting Collateral, but shall not include Dividends.

      "Dividends" means cash dividends and cash distributions with respect to any Securities constituting Collateral made in the ordinary course of business and not a liquidating dividend.

      "Financing Agreement" shall mean an Equity Line Financing Agreement between the Borrower and the Canadian Imperial Holdings Inc., as Investor, substantially in the form of Exhibit C to the Credit Agreement, as the same may be modified and supplemented and in effect from time to time.

      "Grantor" and "Grantors" are defined in the preamble.

      "Lender" is defined in the first recital.

      "Loan Documents" shall mean the Credit Agreement, this Security Agreement, the Control Agreement and all exhibits and annexes thereto.


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      "Securities" means any obligations of an issuer or any shares, participations, or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of such issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c) (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the U.C.C.

      "Securities Intermediary" means CIBC World Markets Corp.

      "Security Agreement" is defined in the preamble.

      "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

      SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

      SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                                SECURITY INTEREST

      SECTION 2.1. Grant of Security. The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Lender, and hereby grants to the Lender, a security interest in all of the following, whether now or hereafter existing or acquired by the Grantor (the "Collateral"):

            (a) all ASM Pacific Shares and Additional ASM Pacific Shares described in Schedule I hereto and any Additional ASM Pacific Shares identified in a supplement to this Security Agreement;

            (b) all Dividends and Distributions with respect to any the Securities described in clause (a) above;


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            (c) cash as may be deposited with the Lender from time to time; and

            (d) all profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the type described in clause (a) above).

      SECTION 2.2. Treatment of Additional ASM Pacific Shares. The Lender acknowledges and agrees that its ability to take any action with respect to the Additional ASM Pacific Shares under this Security Agreement is subject to the provisions of Section 9.08(a) of the Credit Agreement. To facilitate the provisions of said Section 9.08(a), the Lender will maintain the Initial ASM Pacific Shares and the Additional ASM Pacific Shares in separate securities accounts with the Securities Intermediary.

      SECTION 2.3. Security for Obligations. This Security Agreement secures the payment of all Guaranteed Obligations under the Credit Agreement.

      SECTION 2.4. Delivery of Securities. All Collateral comprised of Securities shall be delivered to and held by the Lender or on behalf of the Lender pursuant hereto and to a Control Agreement, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

      SECTION 2.5. Dividends on Securities. In the event that any Dividend is to be paid on any Security that constitutes Collateral at a time when no Default or Event of Default has occurred and is continuing or would result therefrom, such Dividend may be paid directly to the Grantor. If any such Default or Event of Default has occurred and is continuing, then any such Dividend shall be paid directly to the Lender for application in accordance with Section 4.01(c) of the Credit Agreement.

      SECTION 2.6. Continuing Security Interest; Transfer of Notes. This Security Agreement shall create a continuing security interest in the Collateral and shall

            (a) remain in full force and effect until indefeasible payment in full in cash of all Guaranteed Obligations and the termination of the Commitment;

            (b) be binding upon the Grantor, its successors, transferees and assigns; and

            (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender.

      Without limiting the generality of the foregoing clause (c), the Lender may, subject to Section 11.07 of the Credit Agreement, assign or otherwise transfer (in whole or in part) any


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
Note or Loan held by it to any other Person (other than Persons that compete directly with Lender in one of its principal lines of business), and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under the Credit Agreement (including this Security Agreement). Upon (i) the sale, transfer or other disposition of Collateral in accordance with this Security Agreement or (ii) the payment in full in accordance with the Credit Agreement of all Guaranteed Obligations and the termination of all Commitments, the security interests granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)) or (y) all Collateral (in the case of clause (ii)). Upon any such sale, transfer, disposition or termination, the Lender will, at the Grantor's sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all applicable certificated and uncertificated Securities, together with all other applicable Collateral held by the Lender hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

      SECTION 2.7. Security Interest Absolute. All rights of the Lender and the security interests granted to the Lender hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

            (a) any lack of validity or enforceability of the Credit Agreement, any Note, the Guarantee or any other Loan Document;

            (b) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower, the Guarantor or any other Person under the provisions of the Credit Agreement, any Note or any other Loan Document or otherwise;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other extension, compromise or renewal of any Guaranteed Obligations;

            (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;


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
            (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Guaranteed Obligations; or

            (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or the Guarantor.

      SECTION 2.8. Postponement of Subrogation, etc. Until the indefeasible payment in full in cash of all Guaranteed Obligations and the termination of the Commitment, the Grantor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise. Any payment of Dividends or Distributions to the Grantor during the existence of a Default or Event of Default shall immediately be paid to the Lender and credited and applied against the Guaranteed Obligations in accordance with this Security Agreement. In furtherance of the foregoing, for so long as any Guaranteed Obligations or Commitment remain in full force and effect, the Grantor shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to the Lender.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Grantor represents and warrants to the Lender as follows:

      SECTION 3.1. As to Securities. (a) The Initial ASM Pacific Shares constitute 33.07% of the total number of outstanding shares of common stock of ASM Pacific. The Additional ASM Pacific Shares constitute 21.81% of the total number of outstanding shares of common stock of ASM Pacific.

      (b) The Securities included in the Collateral are duly authorized, validly existing, fully paid, and non-assessable, and none of the Securities constituting the Collateral is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of ASM Pacific, on the transfer of such Securities.

      (c) All of the Securities included in the Collateral are in certificated form and Schedule 1 correctly identifies the class and par value of the Securities included in the Collateral and the respective number of shares evidenced by each certificate identified in said Schedule.


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
      (d) The Grantor is the sole beneficial and registered legal owner of all of the Securities included in the Collateral and no Lien exists or will exist upon such Securities at any time (except for Liens under this Security Agreement).

      SECTION 3.2. Place of Business. The Grantor has no place of business in the United States of America or Canada.

      SECTION 3.3. Ownership, No Liens, etc. The Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Lender relating to this Security Agreement or as to which a duly executed termination statement relating to such financing statement or other instrument has been delivered to the Lender on the Closing Date.

      SECTION 3.4. Validity, etc. This Security Agreement creates a valid first priority security interest in the Collateral securing the payment of the Secured Obligations, and in the case of Collateral comprised of Securities or instruments, upon the Lender obtaining "control" (as defined in Section 8-106 of the U.C.C., as such term relates to certificated securities) with respect to such Collateral, such security interest will be a valid first priority perfected security interest.

      SECTION 3.5. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect (or otherwise provided for to the satisfaction of the Lender), no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

            (a) for the grant by the Grantor of the security interest granted hereby, the pledge by the Grantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Security Agreement by the Grantor,

            (b) for the perfection of or the exercise by the Lender of its rights and remedies hereunder, or

            (c) for the exercise by the Lender of the voting or other rights provided for in this Security Agreement, or, except with respect to any Securities issued by a Subsidiary of the Grantor, as may be required in connection with a disposition of such Securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement.

      SECTION 3.6. Compliance with Laws. The Grantor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental


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
authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.


                                   ARTICLE IV

                                    COVENANTS

      SECTION 4.1. Certain Covenants. The Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or the Commitment shall remain outstanding, the Grantor will perform, comply with and be bound by the obligations set forth in this Article 4.

      SECTION 4.2. Stock Powers, etc. The Grantor agrees that all certificated Securities constituting Collateral delivered by the Grantor pursuant to this Security Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender. The Grantor will, from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments, and similar documents, satisfactory in form and substance to the Lender, with respect to such Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence of any Event of Default, promptly transfer any Securities constituting Collateral into the name of any nominee designated by the Lender.

      SECTION 4.3. Continuous Pledge. The Grantor will, at all times, keep pledged to the Lender pursuant hereto on a first priority perfected basis all Securities constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Grantor in respect of any of the foregoing Collateral and will not permit any Subsidiary of the Grantor to issue any Securities which have not been pledged hereunder on a first priority perfected basis.

      SECTION 4.4.  Voting Rights; Dividends, etc.  The Grantor agrees:

            (a) after any Default or any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by the Grantor and without any request therefor by the Lender, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Lender as additional Collateral for use in accordance with clause
      (b) of Section 6.1; and


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
            (b) after any Event of Default shall have occurred and be continuing and the Lender has notified the Grantor of the Lender's intention to exercise its voting power under this Section 4.4(b):

                  (i) the Lender may exercise (to the exclusion of the Grantor)
            the voting power and all other incidental rights of ownership with respect to any Securities and the Grantor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote such Securities; and

                  (ii) promptly to deliver to the Lender such additional proxies and other documents as may be necessary to allow the Lender to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Grantor but which the Grantor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Grantor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in Section 4.4(b), the Grantor shall have the exclusive voting power with respect to any Securities constituting Collateral and the Lender shall, upon the written request of the Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Grantor which are necessary to allow the Grantor to exercise voting power with respect to any such Securities; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Grantor that would impair any such Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Security Agreement).

      SECTION 4.5. Amendment of Constitutive Documents. The Grantor will not amend, supplement or otherwise modify, or permit, consent or suffer to occur any amendment, supplement or modification of any terms or provisions contained in, or applicable to, any constitutive document of any issuer of any Security comprising the Collateral in which it has an equity interest if the effect thereof is to impair, or is in any manner adverse to, the rights or interests of the Lender or any other Senior Secured Party hereunder or under the Credit Agreement or any other Loan Document, without the prior written consent of the Lender.

      SECTION 4.6. Transfers and Other Liens. The Grantor shall not:

            (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; or

            (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for


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
      the security interest created by this Security Agreement and except as permitted by the Credit Agreement.

      SECTION 4.7. Further Assurances, etc. The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will

            (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Lender hereby;

            (b) promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral; and

            (c) furnish to the Lender, from time to time at the Lender's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.


                                    ARTICLE V

                                   THE LENDER

      SECTION 5.1. Lender Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Lender the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Lender's discretion, following the occurrence and continuation of an Event of Default, to take any action


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
and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

            (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

            (c) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; and

            (d) to perform the affirmative obligations of the Grantor hereunder (including all obligations of the Grantor pursuant to Section 4.4).

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

      SECTION 5.2. Lender May Perform. If any Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.3.

      SECTION 5.3. Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for:

            (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Securities, whether or not the Lender has or is deemed to have knowledge of such matters, or

            (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

      SECTION 5.4. Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                   ARTICLE VI

                                    REMEDIES

      SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

            (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Lender against, all or any part of the Obligations as follows:

                  (i) first, to the payment of any amounts payable to the Lender pursuant to Section 6.3;

                  (ii) second, to the equal and ratable payment of Guaranteed
            Obligations, in accordance with Guaranteed Obligations owing to the Lender under or pursuant to the Credit Agreement or any other Loan Document, applied:

                        (A) first to fees and expense reimbursements then due to the Lender,


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
                        (B) then to interest due to the Lender,

                        (C) then to pay or prepay principal of the Loans owing
                  to the Lender, and

                        (D) then to pay the remaining outstanding Guaranteed
                  Obligations;

                  (iii) third, without duplication of any amounts paid pursuant to clause (b)(ii) above, to the Indemnified Parties to the extent of any amounts owing pursuant to Section 11.04 of the Credit Agreement; and

                  (iv) fourth, to be held as additional collateral security
            until the payment in full in cash of all of the Guaranteed Obligations and the termination of the Commitment, after which such remaining cash proceeds shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

            (c) The Lender may:

                  (i) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                  (ii) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder,

                  (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                  (iv) endorse any checks, drafts, or other writings in the
            Grantor's name to allow collection of the Collateral,

                  (v)  take control of any proceeds of the Collateral, and

                  (vi) execute (in the name, place and stead of the Grantor)
            endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

      SECTION 6.2. Compliance with Restrictions. The Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to the Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

      SECTION 6.3.  Indemnity and Expenses.

      (a) The Grantor jointly and severally agrees to indemnify the Lender from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or wilful misconduct.

      (b) The Grantor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with

            (i)  the administration of this Security Agreement,

            (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,

            (iii) the exercise or enforcement of any of the rights of the Lender or the Lender hereunder, and

            (iv) the failure by any Grantor to perform or observe any of the provisions hereof.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

      SECTION 7.2. Amendments; etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender (on behalf of the Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7.3. Protection of Collateral. The Lender may from time to time, at its option, perform any act which the Grantor agrees hereunder to perform and which the Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest in the Collateral.

      SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to any Grantor, mailed or telecopied or delivered to it, addressed to it in care of the Borrower at the address of the Borrower specified in the Credit Agreement, if to the Lender, mailed or telecopied or delivered to it, addressed to it at the address of the Lender specified in the Credit Agreement. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

      SECTION 7.5. Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

      SECTION 7.6. Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

      SECTION 7.7. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

      SECTION 7.8. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT

TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE INTERNAL LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

      IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                          ADVANCED SEMICONDUCTOR MATERIALS
                                          (NETHERLANDS ANTILLES) N.V.
                                            as Grantor


                                          By__________________________________
                                             Name:
                                             Title:



                                          CANADIAN IMPERIAL BANK OF COMMERCE,
                                            Acting through its New York
                                            agency, as Lender


                                          By__________________________________
                                             Name:
                                             Title:

                                                                      SCHEDULE I
                                                           to Security Agreement


INITIAL ASM PACIFIC SHARES


     Certificate
     Number                      Date                    Shares
      74300                      Oct. 1, 1990              4,750,000

     274820                      Dec. 5, 1995             10,000,000

     274821                      Dec. 5, 1995             10,000,000

     274822                      Dec. 5, 1995             10,000,000

     274823                      Dec. 5, 1995             10,000,000

     274824                      Dec. 5, 1995             10,000,000

     274825                      Dec. 5, 1995             10,000,000

     274826                      Dec. 5, 1995             10,000,000

     274827                      Dec. 5, 1995             10,000,000

     274828                      Dec. 5, 1995             10,000,000

     274829                      Dec. 5, 1995             10,000,000

     274830                      Dec. 5, 1995             10,000,000

     274831                      Dec. 5, 1995             10,000,000

     278008 to
     278132*                     May 12, 1998                250,000

     Total number of shares                              125,000,000


--------

     * Each certificate represents 2,000 shares.

                                                                      SCHEDULE I
                                                           to Security Agreement
                                                                          Page 2


ADDITIONAL ASM PACIFIC SHARES*


     Certificate
     Number                         Date                    Number of Shares
     167191                         May 1, 1991                  1,250,000

     199996                         Apr. 7, 1992                 3,600,000

     274819                         Dec. 5, 1995                 6,500,000

     274832                         Dec. 5, 1995                10,000,000

     274833                         Dec. 5, 1995                10,000,000

     274834                         Dec. 5, 1995                10,000,000

     274835                         Dec. 5, 1995                10,000,000

     274836                         Dec. 5, 1995                10,000,000

     278133 to
     279222**                       May 12, 1998                 2,180,000

     Total number of shares                                     63,530,000


* 18,897,500 Additional ASM Pacific Shares will be indicated in a supplement to this Security Agreement no later than 10 days following the Closing Date.

** Each certificate represents 2,000 shares.